SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated November 13, 2002

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

SIGNATURES
EX-99.1 PRESS RELEASE

Item 5. Other Events.

     On November 13, 2002, ARRIS Group, Inc. announced that it had executed a definitive agreement to sell a portion of its transmission, optical, and outside plant product lines (excluding receivables and payables) to Scientific-Atlanta, Inc. for $37.5 million in cash, subject to certain adjustments primarily related to inventory sold prior to closing. A copy of the press release relating to this transaction is attached to this Report as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1 Press Release

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

	By	/s/ Lawrence A. Margolis Executive Vice President

Dated: November 15, 2002

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